EXHIBIT 99.1

JOINT FILING AGREEMENT

JOINT FILING  AGREEMENT (this “Agreement”), dated as of March 11, 2011 among Metropolitan Venture Partners II, L.P., a Delaware limited partnership, Metropolitan Venture Partners (Advisors), L.P., a Delaware limited partnership, Metropolitan Venture Partners Corp., a Delaware corporation, Tall Oaks Group LLC, a Delaware limited liability company, Michael Levin, an individual and Lawrence D. Hite, an individual (collectively, the “Joint Filers”).

W I T N E S S E T H

WHEREAS, as of the date hereof, each of the Joint Filers is filing a Schedule 13D/A under the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to securities of Direct Insite Corp. (the “Schedule 13D”);

WHEREAS, each of the Joint Filers is individually eligible to file the Schedule 13D;

WHEREAS, each of the Joint Filers wishes to file the Schedule 13D and any amendments thereto jointly and on behalf of each of the Joint Filers, pursuant to Rule 13d-1(k)(1) under the Exchange Act;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

1.   The Joint Filers hereby agree that the Schedule 13D is, and any amendments thereto will be, filed on behalf of each of the Joint Filers pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

2.   Each of the Joint Filers hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(i) under the Exchange Act, it is responsible  for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the  information  concerning it contained  therein, and is not responsible for the completeness and accuracy of the information concerning any of the other parties contained therein, unless it knows or has reason to know that such information is inaccurate.

3.   Each of the Joint Filers hereby agrees that this Agreement shall be filed as an exhibit to the Schedule 13D, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed individually or by their respective directors hereunto duly authorized as of the day and year first above written.

METROPOLITAN VENTURE PARTNERS II, L.P.
            By: METROPOLITAN VENTURE PARTNERS (ADVISORS), L.P., its general partner
                                 By: METROPOLITAN VENTURE PARTNERS CORP., its general partner

                                                 By: /s/ Michael Levin
                                                   Name: Michael Levin
                                                   Title:  Vice President of Finance

METROPOLITAN VENTURE PARTNERS (ADVISORS), L.P.
            By: METROPOLITAN VENTURE PARTNERS CORP., its general partner

                                                By: /s/ Michael Levin
                                                   Name: Michael Levin
                                                   Title:  Vice President of Finance

METROPOLITAN VENTURE PARTNERS CORP.

                                                 By: /s/ Michael Levin
                                                   Name: Michael Levin
                                                   Title:  Vice President of Finance

TALL OAKS GROUP LLC

                                                By: /s/ Michael Levin
                                                   Name: Lawrence D. Hite
                                                   Title:  Managing Member

/s/ Michael Levin
Michael Levin

/s/ Lawrence D. Hite
Lawrence D. Hite